Exhibit (l)(2)

June 20, 2013

Duff & Phelps Select Energy MLP Fund Inc.

200 South Wacker Drive, Suite 500

Chicago, Illinois 60606

Re:	Registration Statement on Form N-2 (File Nos. 333-195214 and 811-22958)

Ladies and Gentlemen:

We have served as special Maryland counsel to Duff & Phelps Select Energy MLP Fund Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the above-identified Registration Statement (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”), including the Prospectus included therein (the “Prospectus”), of the offering by the Company of an indeterminate number of shares (the “Shares”) of Common Stock, $0.001 par value per share, of the Company (“Common Stock”). This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1          The Registration Statement, in the form in which it was transmitted to the Commission under the Securities Act;

2.          The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.          The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by the Secretary of the Company;

4.          Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (or a duly authorized committee thereof) relating to the registration, sale and issuance of the Shares, certified as of the date hereof by the Secretary of the Company;

5.          A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof;

6.          A certificate executed by William Renahan, Secretary of the Company, dated as of the date hereof; and

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7.          Such other documents as we have deemed necessary in connection with this opinion.

In expressing the opinion set forth below, we have assumed the following:

1.          Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.          Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.          Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s (including the Company’s) obligations set forth therein are legal, valid and binding.

4.          All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise. Each Document submitted to us as a form will be executed by the parties thereto in the form in which it was submitted to us and in a manner consistent with the opinion stated herein.

6.          Prior to the issuance of the Shares, the Board, or an authorized committee thereof, will adopt resolutions satisfying the requirements of Section 2-203 of the Maryland General Corporation Law.

7.          The Company will issue the Shares in accordance with the resolutions of the Board and, prior to the issuance of any shares of Common Stock, the Company will have available for issuance, under the Charter, the requisite number of authorized but unissued shares of Common Stock. As of the date hereof, the Company has available for issuance, under the Charter, the requisite number of authorized but unissued shares of Common Stock for the issuance of the Shares.

8.          The Company does not intend to issue certificates representing the Shares. The Company will send in writing to each stockholder of the Company the information required by the Charter and the Bylaws and the information as contemplated by Section 2-210(c) of the Maryland General Corporation Law for any Shares to be issued, on request by a stockholder of the Company.

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Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that, upon issuance and delivery of the Shares as contemplated by the resolutions of the Board and upon payment therefor, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as Exhibit (l) to Item 25 of the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

FOLEY & LARDNER LLP

/s/ Foley & Lardner LLP